Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided in compliance with Item 9.01 (b) of Form 8-K to aid you in your analysis of the financial aspects of the Business Combination, and related transactions. The following unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Certain capitalized terms below are defined elsewhere in this Form 8-K from the proxy statement/prospectus.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheets of Authentic Brands and SilverBox on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, combine the historical statement of operations of Authentic Brands’ and SilverBox for such periods on a pro forma basis as if the Business Combinations and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the unaudited historical financial statements of SilverBox and Authentic Brands as of and for the nine months ended September 30, 2021, and the related notes thereto, included in the proxy statement/prospectus as filed with the Commission on January 13, 2022;

•	the audited historical financial statements of SilverBox for the period ended December 31,2020 and for the period December 3, 2020 (inception) through December 31, 2020, and Authentic Brands as of and for the year ended December 31, 2020, and the related notes thereto, included in the proxy statement/prospectus as filed with the Commission on January 13, 2022;

•	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SilverBox,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Authentic Brands,” and other financial information relating to SilverBox and Authentic Brands included in the proxy statement/prospectus as filed with the Commission January 13, 2022.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect what the financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The combined financial information presents the pro forma effects of the following transactions:

•	the combination of SilverBox and Authentic Brands;

•	the redemption of 26,870,683 Silverbox public shares;

•	the PIPE Investment;

•	the Forward Purchase Investment; and

•	the Earn out.

The Business Combination between Authentic Brands and SilverBox will be accounted for as a reverse recapitalization. Accordingly, the Business Combination is expected to be reflected as the equivalent of Authentic Brands issuing stock for the net assets of SilverBox, accompanied by a recapitalization. Under this method of accounting, SilverBox is treated as the “acquired” company for financial reporting purposes. The net assets of SilverBox are stated at fair value (which is expected to approximate historical cost), with no goodwill or other intangible assets recorded. This accounting treatment was determined as the individual controlling Authentic Brands prior to the Business Combination will also control the combined company post business combination.

SilverBox has determined Authentic Brands to be the predecessor entity to the Business Combination based on a number of considerations, including i) Authentic Brands former management making up the majority of the management team of PubCo, ii) Authentic Brands former management nominating or representing the majority of the PubCo board of directors, iii) Authentic Brands representing the majority of the continuing operations of the PubCo and iv) the CEO of Authentic Brands will have voting control of the combined company.

The unaudited pro forma condensed combined financial information also reflects the redemption into cash of SilverBox’s common stock by public stockholders of SilverBox who elected to exercise their redemption rights for a total of 26,870,683 shares and an aggregate payment of $268.7 million. Based upon the redemptions at closing, pursuant to the Sponsor Side Letter, the number of Class A Common Shares forfeited by the Sponsor and the corresponding decrease in the number of Company Common Units issued by the Company to Pubco at the Closing.

The following summarizes the pro forma combined company Class A & Class B Common Stock issued and outstanding immediately after redemptions of the public shareholders excluding the potential dilutive effect of outstanding stock options, the earn-outs, restricted stock units, and common stock warrants:

	Outstanding
	Shares	%
Rollover Equity – Company Shareholders (a) (b)	140,926,990	76.63%
BRCC Fund Shares	532,750	0.29%
SilverBox Public (Common) Shares	7,629,317	4.15%
Forward Purchase Shares	10,000,000	5.44%
Third Party Private Placement (PIPE)	10,000,000	5.44%
Sponsor Shares (c)	4,812,243	2.61%
Backstop Shares	10,000,000	5.44%
Closing Merger Shares	183,901,300	100.00%

(a)	Pursuant to the Business Combination Agreement, the reduction in proceeds from cash in trust are utilized for proceeds for existing Authentic Brands equityholders,

(b)	Rollover equity Authentic Brands equityholders will receive shares of PubCo Class B Common Stock.

(c)	Total Sponsor Shares held upon closing in the are 4,779,387, which will be retained by the Sponsor with no vesting critera, or other adjustments.

AUTHENTIC BRANDS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT SEPTEMBER 30, 2021 (in thousands, except per share amounts)

	Historical				As of September 30, 2021
	Authentic Brands (As of September 30, 2021	SilverBox (As of September 30, 2021)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	13,992	992	345,060	A	155,440
			(12,075)	B
			200,000	C
			(152,826)	D
			(13,900)	E
			(24,599)	F
			(23,996)	H
			(8,502)	J
			100,000	L
			(268,706)	G
Accounts receivable, net	12,281	-	-		12,281
Inventories, net	23,762	-	-		23,762
Due from sponsor	-	1	-		1
Prepaid expenses	4,439	478	-		4,917
Total current assets	54,474	1,471	140,456		196,401
Property, plant and equipment, net	24,529	-	-		24,529
Intangible assets	173	-	-		173
Cash and marketable securities held in Trust Account	-	345,060	(345,060)	A	-
Other assets	1,129	-	-		1,129
Total assets	80,305	346,531	(204,604)		222,232
Liabilities, convertible preferred stock, and stockholders' equity (deficit)
Current Liabilities
Accounts payable	15,971	754	-		16,725
Accrued liabilities/expenses	21,055	-	-		21,055
Accrued sales taxes	1,229	-	-		1,229
Deferred revenue	6,145	-	-		6,145
Current maturities of long-term debt, net	1,154	-	-		1,154
Current maturities of capital lease obligations	55	-	-		55
Taxes payable	-	150	-		150
Due to related party	-	1	-		1
Total current liabilities	45,609	905	-		46,514
Long-term debt, net	23,163	-	(8,502)	J	14,661
Capital lease obligations, net of current maturities	164	-	-		164
Other non-current liabilities	255	-	-		255
Earn-Out Liability	-	-	181,772	O	181,772
Deferred Sponsor Share Liability	-	-	10,272	P	10,272
Warrant Liability	-	12,842	-		12,842
Deferred underwriters' discount	-	12,075	(12,075)	B	-
Total liabilities	69,191	25,822	171,467		266,480

Commitments and contingencies
Series A preferred equity, less issuance costs	142,790	-	(142,790)	D	-
Class A Common Stock subject to possible redemption, 34,500,000 and 0 shares at redemption value, respectively	-	345,000	(268,707)	G	-
			(76,293)	G
Stockholders' Equity
Members' deficit	(131,676)	-	131,676	M	-
BRC Inc. Class A Common Stock, $0.0001 par value	-	-	8	G
			20	N	43
			10	L
			5	Q
SilverBox Class B common stock, $0.0001 par value;	-	1	(1)	Q	-
BRC Inc. Class B common stock, voting and non-economic, $0.0001 par value	-	-	14	R	14
SilverBox - Class C common stock, $0.0001 par value; 30,000,000 shares authorized;	-	-	20	C
			(20)	N	-
Additional paid-in capital	-	-	199,980	C	131,680
			(13,900)	E
			(24,209)	F
			76,286	G
			(23,996)	H
			(24,316)	I
			33,907	K
			99,990	L
			(181,772)	O
			(10,272)	P
			(4)	Q
			(14)	R
Accumulated deficit	-	(24,292)	(10,036)	D	(142,078)
			(390)	F
			24,316	I
			(131,676)	M
Non-Controlling Interest	-	-	(33,907)	K	(33,907)
Total stockholders’ equity (deficit)	(131,676)	(24,291)	111,719		(44,248)
Total liabilities, convertible preferred stock, warrants and stockholders’ equity	80,305	346,531	(204,604)		222,232

AUTHENTIC BRANDS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (in thousands, except per share amounts)

	Historical				As of September 30, 2021
	Authentic Brands (As of September 30, 2021)	SilverBox (As of September 30, 2021)	Pro Forma Adjustments		Pro Forma Combined
Revenue
Revenue, net	$161,253	$-	$-		$161,253
Cost of goods sold	96,245	-	-		96,245
Gross Profit	65,008	-	-		65,008
Operating costs and expenses
Marketing and advertising	25,290	-	-		25,290
Salaries, wages and benefits	29,755	-	-		29,755
General and administrative	17,473	-	-		17,473
Formation and other expenses	-	1,457	-		1,457
Total operating cost and expenses	72,518	1,457	-		73,975
Operating loss	(7,510)	(1,457)	-		(8,967)
Non-operating income (expense):
Interest expense	(1,590)	-	85	CC	(1,505)
Unrealized gain on change in fair value of warrants	-	9,341	-		9,341
Transaction costs allocated to warrant liabilities	-	(821)	-		(821)
Other expense	(5)	-	-		(5)
Interest income	-	60	(60)	AA	-
Income/(loss) before taxes	(9,105)	7,123	25		(1,957)
Income tax (expense) benefit	(133)	-	-		(133)
Net income / (loss)	(9,238)	7,123	25		(2,090)
Net income (loss) attributable to non-controlling interests	-	-	(1,601)	DD	(1,601)
Net income (loss) to common stockholders	$(9,238)	$7,123	$1,626		$(489)
Weighted averages shares outstanding - basic and diluted					41,815,810
Net income per share - basic and diluted					$(0.01)

AUTHENTIC BRANDS, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020 (in thousands, except SHARE AND per share amounts)

	Historical				As of December 31, 2020
	Authentic Brands (As of December 31, 2020)	SilverBox (As of December 31, 2020)	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	163,909	-	-		163,909
Cost of goods sold	94,500	-	-		94,500
Gross Profit	69,409	-	-		69,409
Operating costs and expenses
Marketing and advertising	25,513	-	-		25,513
Salaries, wages and benefits	24,194	-	-		24,194
General and administrative	13,922	-	2,543	BB
			390	EE	16,855
Formation and operating costs	-	4	-		4
Total operating cost and expenses	63,629	4	2,933		66,566
Operating Income (loss)	5,780	(4)	(2,933)		2,843
Non-operating income (expense):
Interest and finance charges (expense)/income, net	(1,047)	-	-		(1,047)
Unrealized gain on change in fair value of warrants	-	-	-		-
Transaction costs allocated to warrant liabilities	-	-	-		-
Other	(227)	-	-		(227)
Income/(loss) before taxes	4,506	(4)	(2,933)		1,569
Income tax (expense) benefit	(185)	-	-		(185)
Net income / (loss)	4,321	(4)	(2,933)		1,384
Net income (loss) attributable to non-controlling interests	-	-	1,061	DD	1,061
Net income (loss) to common shareholders	$4,321	$(4)	$(3,994)		$323
Weighted averages shares outstanding- basic and diluted					41,815,810
Net income per share - basic and diluted					$0.01

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

1. Basis of Presentation

SilverBox is a blank check company incorporated in Delaware on December 3, 2020, with the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses. SilverBox’s registration statement was declared effective on February 25, 2021 (the “Effective Date”) and on March 2, 2021, SilverBox consummated the IPO of 34,500,000 units, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of  $345.0 million which is held in a Trust Account (“Trust Account”), located in the United States with Continental acting as trustee.

SilverBox also entered into a Forward Purchase Agreement (the “Initial Forward Purchase Agreement”) with Engaged Capital, pursuant to which Engaged Capital has agreed to purchase from SilverBox, in a private placement for an aggregate amount of $100.0 million to occur simultaneously with the consummation of the Business Combination, 10,000,000 shares of SilverBox Class A Common Stock at $10.00 per share.

Simultaneously with the closing of the IPO, SilverBox consummated the sale of 6,266,667 warrants at a price of $1.50 per warrant, generating gross proceeds of $9.4 million. Each Private Placement Warrant entitles the holder to purchase one share of SilverBox Class A Common Stock at a price of $11.50 per share.

Authentic Brands was incorporated in July 2018 in the State of Delaware and commenced operations in March 2019.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP and SEC rules and regulations.

The historical financial information of SilverBox and Authentic Brands has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination and related transactions in accordance with U.S. GAAP.

Transaction costs that are determined to be directly attributable and incremental to the transaction will be deferred and recorded as other assets in the balance sheet leading up until closing of the Business Combination.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement the Business Combination will be accounted for under ASC 805, Business Combinations as a reverse acquisition and a recapitalization of Authentic Brands. The determination of accounting acquirer is primarily based on the evaluation of the following facts and circumstances:

•	The individual controlling Authentic Brands prior to the Business Combination will also control the combined company post business combination as a result of a voting agreement providing the Founder with the majority of the votes related to the appointment and removal of the majority of the board of directors.

•	Authentic Brands’ operations prior to the Business Combination comprise the only ongoing operations of the combined company,
•	Existing Authentic Brands stockholders comprise a majority of the voting power of the Combined Company

•	The majority of the Combined Company’s senior management are those of Authentic Brands’ senior management,
•	The Combined Company’s will assume Authentic Brands’ name and headquarters.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

Description of the Business Combination

SilverBox has entered into the Business Combination Agreement with Authentic Brands, Blocker, PubCo, Merger Sub 1 and Merger Sub 2, in which agreed to combine with Authentic Brands in the Business Combination that will result in PubCo becoming a publicly-traded company on and controlling Authentic Brands in an “Up-C” structure. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination will be effected in two steps: (a) SilverBox will merge with and into Merger Sub 1, with Merger Sub 1 surviving the SilverBox Merger as a wholly owned subsidiary of PubCo; and (b) immediately following the SilverBox Merger, Merger Sub 2 will merge with and into Blocker, with Blocker surviving as a wholly owned subsidiary of Merger Sub 1.

Description of Related Transaction

Other related events that are contemplated to take place in connection with the Business Combination are summarized below:

•	PIPE Financing: Concurrently with the execution of the Business Combination Agreement, SilverBox entered into subscription and backstop agreements with various accredited investors (collectively, the “PIPE Investors”), including certain members of the Sponsor and certain limited partners of Engaged Capital and related investors, pursuant to which such investors agreed to purchase (i) an aggregate of 10,000,000 shares of SilverBox Class C Common Stock (which will be issued and purchased prior to the effective time of the SilverBox Merger and will then be converted into the right to receive shares of PubCo Class A Common Stock pursuant to the SilverBox Merger) (each such subscription agreement, a “PIPE Subscription Agreement”) for an aggregate purchase price of $100,000,000 (the “PIPE Investment”), and (ii) up to additional 10,000,000 shares of SilverBox Class C Common Stock in the aggregate to the extent redemptions of SilverBox Class A Common Stock exceed $100,000,000 (the “Backstop Commitment”).

•	Forward Purchase Agreement: Concurrently with the execution of the Business Combination Agreement, the Initial Forward Purchase Agreement was amended and restated (the “Forward Purchase Agreement”) to provide for the purchase by investment funds and accounts managed by Engaged Capital (collectively, the “Forward Purchased Investors”) of an aggregate of 10,000,000 shares of Class C Common Stock (the “Forward Purchase Investment”) for an aggregate purchase price of $100,000,000.

•	Deferred Sponsor Shares: Upon the Business Combination, 1,241,250 Sponsor Shares will be subject to deferral and forfeiture with two separate vesting periods (the “Deferred Sponsor Shares”). A total of 620,625 Deferred Sponsor Shares will vest, in the aggregate, if the weighted average trade price of the PubCo Class A Common Stock is at or above $15.00 for any 20 trading days within a period of 30 trading days prior to the fifth anniversary of the Closing. The remaining 620,625 Deferred Sponsor Shares will vest, in the aggregate, if the weighted average trade price of the PubCo Class A Common Stock is at or above $20.00 for any 20 trading days within a period of 30 trading days prior to the seventh anniversary of the Closing.

•	Earn Out: A total of 20.0 million shares will be utilized for a share earn-out for the benefit of certain existing Authentic Brands equityholders (the “Earnout Shares”). A total of 50% of the Earnout Shares will be issued, in the aggregate, if the volume weighted average trading price is $15.00 or greater for any 20 trading days within a period of 30 trading days prior to the fifth anniversary of the Closing. The remaining 50% of Earnout Shares will be issued, in the aggregate, if the volume weighted average trading price of the PubCo Class A Common Stock is $20.00 or greater for any 20 trading days within a period of 30 trading days prior to the seventh anniversary of Closing. The grant date fair value (i.e. transaction date) of the awards will be estimated using the Monte Carlo simulation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

•	Tax Receivable Agreement: Concurrently with the completion of the Business Combination, PubCo will enter into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, PubCo will be required to pay to the Continuing Unitholders 85% of the tax savings that PubCo realizes as a result of increases in tax basis in Authentic Brands’ assets resulting from the redemption of existing preferred units of Authentic Brands (other than those held by Blocker) and a portion of the Company Common Units for the consideration paid pursuant to the Business Combination Agreement, the future exchange of Company Common Units for shares of PubCo Class A Common Stock (or cash) pursuant to the LLC Agreement and certain pre-existing tax attributes of the Blocker, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless PubCo exercises its right (with the consent of a majority of its disinterested directors and of the Agent under the Tax Receivable Agreement) to terminate the Tax Receivable Agreement for an amount representing the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement or certain other acceleration events occur

Sources and Uses

The following tables summarize the sources and uses for funding the Business Combination based on redemptions of the public shareholders.

Sources & Uses – Post Redemptions of Public Shareholders

Sources		Uses
Cash in Trust	$76.3	Cash to Balance Sheet	$150.0
Forward Purchase Investment	100.0	Repay debt and preferred equity redemption	161.3
PIPE Investment	100.0	Cash to Authentic Brands equityholders	24.0
Backstop	100.0	Rollover equity	1,409.3
Rollover Equity	1,409.3	Deferred underwriting commissions and transactions expenses	51.0
Sponsor Shares	48.1	Sponsor Shares	48.1
BRCC Fund Shares	5.3	BRCC Fund Shares	5.3
Cash available from balance sheet	10.0
Total Sources	$1,849.0	Total Uses	$1,849.0

2. Accounting Policies and Reclassification Adjustments

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Authentic Brands’ and SilverBox’s financial statement presentation. Upon completion of the Business Combinations, management will perform a comprehensive review of Authentic Brands’ and SilverBox’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been adjusted to illustrate the effect of the Business Combinations and related transactions and has been prepared for informational purposes only.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

The following unaudited pre forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Authentic Brands has elected not to present Management Adjustment’s and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. As a full valuation allowance is anticipated, there are no pro forma tax adjustments reflected to income tax expense or deferred taxes.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the number of Authentic Brands’ units outstanding, assuming the Business Combinations and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to the unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)            Reflects the reclassification of $345.1 million of cash and marketable securities held in the trust account that becomes available to fund the business combination and share redemptions.

(B)            Reflects a cash disbursement of $12.1 million to settle deferred underwriter fees incurred during the SilverBox’s IPO due upon completion of the business combination.

(C)            Reflects gross proceeds of $200.0 million cash from the issuance of 20,000,000 common shares at $10.00 per share in the PIPE Investment.

Shares issued in PIPE Investment and Forward Purchase Investment	20,000,000
Price per share at issuance	$10.00
Total value of PIPE Shares and Forward Purchase Shares issued	200,000,000
Common Stock Par Value	0.0001
Common Stock Par Value	20,000
APIC	199,980,000
Total	200,000,000

(D)            Reflects a cash disbursement of $152.8 million to settle an allocation of Authentic Brands’ preferred equity upon completion of the Business Combination. $142.8 million can be attributed to the preferred equity balance as of September 30, 2021 with the remaining $10.0 million mostly attributed of the discount on the Series A Preferred Equity.

(E)            Reflects SilverBox transaction-related expenses including legal, capital markets advisory, director’s and officer’s insurance, due diligence and filing fees.

(F)            Reflects Authentic Brands’ transaction-related expenses including legal fees, financial advisory and accounting fees. As these are direct and incremental to the Business Combination, they are reflected as a reduction to additional paid in capital, except for $0.4 million which were adjusted to accumulated deficit.

(G)            Reflects the cash payment of $268.7 million to settle redeemed common shares and to reclass $76.0 million to permanent equity for unredeemed shares.

Total shares redeemed	26,870,683
Redemption value of $10.00/share	$10.00
Total value of shares redeemed	268,706,830
Total shares value available for redemption	345,000,000
Total value of shares unredeemed	76,293,170

Common Stock Par Value	0.0001
Common Stock	7,629
APIC	76,285,541
Total	76,293,170

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

(H)            Reflects the payment of $24.0 million to redeem existing Authentic Brands’ common equity units in accordance with the Business Combination Agreement.

(in millions)

Aggregate cash raised	$386.3
SilverBox and Authentic Brands transaction expenses	(51.0)
Repay debt and preferred equity redemption	(161.3)
Minimum Authentic Brands retained cash amount	(150.0)
Cash available to redeem existing equity units	$24.0

(I)            Reflects the elimination of SilverBox’s accumulated deficit to additional paid in capital.

(J)            Reflects the paydown of a portion of Authentic Brands’ open debt as of September 30, 2021. Debt paydown includes payoff of term debt of $8.5 million.

(K)            Reflects the reclassification to noncontrolling interests determined based on the common units held in Authentic Brands. The non-controlling interest is classified within permanent equity given PubCo shall have the option to elect to have the non-controlling interests be redeemed in consideration for either a share settlement or a cash settlement (with respect to a cash settlement, solely in connection with PubCo’s completion of a substantially concurrent public offering or private sale of PubCo Class A Common Stock within ten business days of the delivery of a redemption notice). The non-controlling interest is calculated as follows:

	Shareholder Redemptions
	Outstanding Shares	Outstanding Shares (%)
Common units held by BRC Inc. (Controlling Interest)	42,974,310	23.37%
Common units held by existing equityholders (Non-Controlling Interests)	140,926,990	76.63%
Total	183,901,300	100.00%

Redemption Scenario September 30, 2021 – NCI Calculation

Total Equity	$(44,249)
Total Non-Controlling Interest – (76.63%)	(33,907)
Total Controlling Interest – Equity	(10,342)

(L)            Reflects additional cash proceeds through the Backstop Shares for Class C common stock.

Issuance of Backstop Shares	10,000,000
Price per share at issuance	$10.00
Total value of shares issued	100,000,000
Common Stock Par Value	0.0001
Common Stock	10,000
APIC	99,990,000
Total	100,000,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

(M)            Reflects the movement of Authentic Brands’ members’ deficit into the accumulated deficit of the new operating company.

(N)            Represents the pro forma adjustments to reclassify SilverBox Class C common stock, which will be converted to PubCo Class A common stock following the Business Combination as described within the Existing Charter.

(O)            To record the Earn-Out Liability of $181.7 million for the estimated fair value of the Earn-out shares to be issued to certain Authentic Brands’ selling equityholders upon the achievement of the applicable vesting events and the share price of SilverBox Class A Common Stock at $9.79 per share. Refer to note 5 for further discussion.

(P)            To record the Deferred Sponsor Share liability of $10.2 million for the estimated fair value of the deferred shares to be issued upon the achievement of the triggering events. Refer to Note 5 for further discussion.

(Q)            To reclassify Sponsor Shares from Class B Common Stock to Class A Common Stock following the Business Combination as described within the Existing Charter.

(R)            Represents the pro forma adjustment to reflect the outstanding par value for rollover equity stockholders

Rollover Equity Stockholders Shares	140,926,990
Par Value	$0.0001
Total value of Rollover Equity Shares	14,092.70
Common Stock	14,092.70
APIC	(14,092.70)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021 and year ended December 31, 2020

(AA) Reflects adjustment to remove interest income earned on SilverBox trust account.

(BB) Reflects the adjustment to record $2.5 million of expense associated with the acceleration of incentive unit awards for the year ended December 31, 2020. These costs will not affect the income statement beyond twelve months after the Merger date and therefore no adjustment has been made for the nine months ended September 30, 2021.

(CC) Reflects elimination of interest expense on the historical debt that is settled.

(DD) Reflects the reclassification to noncontrolling interests determined based on the common units held in Authentic Brands as follows:

	Redemption Scenario
	Outstanding Shares	Outstanding Shares (%)
Common units held by BRC Inc. (Controlling Interest)	42,974,310	23.37%
Common units held by existing equityholders (noncontrolling interests)	140,926,990	76.63%
Total	183,901,300	100.00%

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

Redemption Scenario September 30, 2021 – NCI Calculation

Pro Forma Net Loss	(2,090)
Total Non-Controlling Interest (76.63%)	(1,601)
Total Controlling Interest	(489)

Redemption Scenario December 31, 2020 – NCI Calculation

Pro Forma Net Loss	1,384
Total Non-Controlling Interest (76.63%)	1,061
Total Controlling Interest	323

(EE) Reflects the portion of transaction-related costs incurred by Authentic Brands that were allocated to liability-classified instruments issued to SilverBox stockholders and therefore expensed. This amount is a non-recurring charge.

4.	Net Income / (Loss) Per Share

Represents the net income per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at January 1, 2020. Additionally, this calculation has been retroactively adjusted to eliminate the number of redeemed shares for the entire period. The weighted average shares outstanding for the year ended December 31, 2020 and the nine months ended September 30, 2021 are:

(dollars in thousands, except per share amounts)	Nine Months Ended September 30, 2021	Year ended December 31, 2020
Pro forma net income (loss) from continuing operations attributable to common stockholders– Basic & Diluted (1)	$(489)	$323
Basic & diluted weighted average shares outstanding - Class A stockholders(2) (3)	41,815,810	41,815,810
Net loss from continuing operations per share – Class A – Basic & Diluted	$(0.01)	$0.01

(1)	PubCo Class B Common Stock is newly-created, voting, and non-economic. Each share of PubCo Class B Common Stock entitles its holder to one vote per share but no right to dividends or distributions. Therefore, net loss per continuing operations per share is only calculated for PubCo Class A Common Stock.

(2)	The public warrants and private placement warrants are antidilutive on a pro forma basis and have therefore been excluded from the diluted number of shares outstanding at Closing. Warrants issued and outstanding consist of 11,500,000 public warrants and 6,266,667 private placement warrants.

(3)	Total Deferred Sponsor Shares (1,241,250) are deducted from total shares outstanding for the EPS calculation as such shares are contingently issuable and the stock price thresholds have not been met. Similarly, the Earnout shares of 20.0 million are excluded from the EPS calculation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFOMRATION

5.	Earnout Shares and Deferred Sponsor Shares

The Earnout Shares granted to the Company Holders and the 1,241,250 Sponsor Shares are subject to forfeiture are expected to be accounted for as derivative liabilities. These shares will be contingently issuable if the price of the PubCo Class A Common Stock exceeds certain thresholds or upon certain strategic events, which include events that are not indexed to SilverBox Class A Common Stock. The preliminary estimated fair value of these Earnout Shares and Deferred Sponsor Shares are $171.1 million and $10.6 million, respectively. The estimated fair value of these Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the applicable contingently issuable period. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current Stock Price: The current stock price was set at the pro forma value of $9.79 per share for SilverBox Ordinary Shares.

Expected volatility: The expected volatility of 70% was calculated based on the third-quartile leverage adjusted asset volatility calculated using a set of 18 Guideline Public Companies (“GPCs”). The GPCs’ interquartile range of asset volatility was 43% to 70%. Since smaller companies are typically more volatile than their larger, more diversified peers and given BRCC’s size relative to the GPCs, the Company selected the third quartile volatility. Volatility for the GPCs was calculated over a lookback period of 7 years (or longest available data for GPCs whose trading history was shorter than 7 years), commensurate with the longest contractual term of the Earnout Shares.

Risk-free interest rate: The risk-free interest rate of 1.5% was determined based on the 7-year U.S. Constant Maturity.

Contractual contingently issuable period: The contractual contingently issuable periods for the four tranches are 5-year, 7-years, 5-years, and 7-years, respectively.

Expected dividend yield: The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of these shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.